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Exhibit 10.5.1

FINANCING AGREEMENT

(pursuant to Legislative Decree no. 385 of September 1, 1993)

REPUBLIC OF ITALY

The year two thousand two, this day tenth of the month of July;

July 10, 2002

in Matera, Via Lucana no. 30, at the local branch of Banca Monte dei Paschi di Siena S.p.A.; before me, Mr. Nicola Grassano, Notary Public in Montescaglioso, registered with the Council of Notarial United Districts of Matera; having the parties—who comply with the law requirements—mutually waived, with my consent, the assistance of witnesses;

the following personally appeared:

  •
  for "MONTE DEI PASCHI DI SIENA MERCHANT—Banca per le Piccole e Medie Imprese S.p.A." (hereinafter, "MPS Merchant—Banca per le Piccole e Medie Imprese S.p.A." or else in abbreviation "MPS MERCHANT S.p.A." or, even shorter and conventionally "Bank"), Mr. Antonio Barbati, born in Pulsano on January 17, 1948, in his capacity of manager of Matera's branch and legal representative of "BANCA MONTE DEI PASCHI DI SIENA S.p.A.", as per the special power of attorney under the hand and seal of Dr. Stefano Cambiaggi, Notary Public in Siena, dated July 11, 2001, rep. no. 12892/4885, registered in Siena as of the same date under no. 2998, whose certified copy is attached hereto under "A";

    Banca Monte dei Paschi di Siena S.p.A. intervenes in this deed and executes the same as delegatee of "MPS MERCHANT S.p.A.", with registered office in Florence, Viale Giuseppe Mazzini no. 46, registration number with the Chamber of Commerce for Industry, Agriculture and Handicraft of Florence and Tax Code 00816350482, share capital EUR 62,400,000.00 fully paid-in, belonging to the Banking Group Monte dei Paschi di Siena, bank code 4770—Group code 1030.6 and therefore in the name and on behalf of said Bank, by virtue of the power of attorney granted by means of deed of September 12, 2001, rep. no. 184417/14601 under the hand and seal of Mr. Cesare Lazzeroni of Empoli, registered in Empoli on September 20, 2001 under no. 2669, I/E series, whose certified copy is attached hereto under "B";

  •
  for the beneficiary of the loan (hereinafter, the "Beneficiary"), Mr. Costantino Ambrosio, born in Torre Annunziata (Naples) on January 1, 1943, domiciled for the purposes hereof as hereinafter specified, who intervenes as Managing Director and legal representative of "BIOSEARCH MANUFACTURING S.r.l.", a limited liability company with registered office in Pisticci Scalo, Via Pomarico, registration number with the Chamber of Commerce for Industry, Agriculture and Handicraft of Matera and Tax Code 01023770777, share capital EUR 16,000,000.00 fully paid-in, empowered to make this deed by means of resolution adopted by the Ordinary Shareholders' Meeting of February 27, 2002 whose minutes, in abstract certified by Mr. Alfonso Colombo, Notary Public of Milan, on March 15, 2002, rep. no. 109443, are attached hereto under "C";

        Said appearers, whose personal identity, title and full powers I, the Notary Public, am certain, request to receive this deed.

        [*]   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Recitals:

        a)    "BIOSEARCH MANUFACTURING S.r.l.", with its registered office in Pisticci Scalo, Via Pomarico, requested from M.P.S. Merchant S.p.A. a loan for the implementation of an investment plan regarding the creation of a new plant, which implies an expense of EUR [*] ([*]) for fixed investments;

        b)    the Bank, after examining the request for a loan submitted by the "Beneficiary" and the relevant documents, resolved to grant such loan, for the amount of EUR 7,474,000.00 (seven million four hundred seventy four thousand/00), pursuant to articles 38, 39 and following of Legislative Decree of September 1, 1993 no. 385, Testo Unico delle leggi in materia bancaria e creditizia, the "T. U. no. 385/93") and to the national regulations following the transposition of the EC Regulations about Euro, as well as pursuant to the conditions as per the remarks sent by the same Bank to the above mentioned Firm respectively on December 20, 2001 and February 25, 2002, and to the agreements indicated as follows.

        That being stated and considered as an essential part of this agreement, the parties

AGREE AND COVENANT AS FOLLOWS

Art. 1

(Subject-matter of the Agreement)

        M.P.S. MERCHANT S.P.A. grants the "Beneficiary", which accepts, the amount of EUR 7,474,000.00 (seven million four hundred seventy four thousand/00), as a loan and in accordance with art. 38 of T.U. no. 385/93, under the covenants and obligations provided for by this Agreement and the Specifications of general terms and conditions and the relevant additional rules which—signed by the parties and by me, Notary Public—are attached under "D" and "E", respectively, and form an integral and substantial part hereof.

        The "Beneficiary" states as follows:

  •
  it has received the aforesaid amount by the Bank by irrevocable crediting to the non-interest bearing special account, opened in the Firm's name and with the same Bank, and it hereby gives quittance thereof;

  •
  it has seen the above enclosures and it accepts all the conditions and covenants thereof, pursuant to art. 1341, paragraph 2, of the Italian Civil Code, as applicable.

Art. 2

(Guarantee deposit)

        The "Beneficiary" agrees that the borrowed amount is kept with the Bank, given as a non-interest bearing guarantee deposit, in guarantee of the full and duly performance of the obligations indicated below and, in connection with said amount, it instructs the Bank:

  •
  to use, without need of any other authorisation, the amount due as substitute tax, in connection with this transaction, pursuant to articles 17 and 18 of Presidential Decree no. 601 of September 29, 1973 and following amendments and integrations, equal to EUR [*] ([*]) for the corresponding payment to the Inland Revenue;

  •
  to keep the residual amount of EUR [*] ([*]) in the aforesaid guarantee deposit in guarantee of the performance of all the obligations of same Firm arising from this Agreement and the enclosures hereof.

        In particular, the "Beneficiary" undertakes to provide the Bank, within [*] from today, with the evidence that:

  1)
  all the formalities for the publication of the collateral securities have been performed;

  2)
  the ownership and availability of the secured assets correspond to those declared by the Bank;

  3)
  the "Beneficiary" can fully and freely enjoy its rights until at least 10 days from the mortgage registration referred to below;

  4)
  the secured assets have been insured for the entire term of the loan and according to the terms and conditions of the "Additional Rules" attached hereto, for the following values:

  •
  EUR [*] ([*]) for the real estate in the Municipality of Pisticci, Frazione Scalo, ASI Tecnoparco Val Basento district, for the item "Buildings";

  •
  EUR [*] ([*]) for the item "Plants and Machinery".

    The "Beneficiary" further undertakes to demonstrate, within the above mentioned term, that the further guarantee has been given and/or the "particular condition" provided for by the note reporting the resolution for the granting of this loan has occurred, as referred to in the premises and set out below:

    •
    letter of the sole shareholder pursuant to art. 2362 of the Italian Civil Code, given by BIOSEARCH ITALIA S.p.A.

Art. 3

(Redemption of the deposit)

        The redemption of the sum given as guarantee deposit shall occur—after at least [*] ([*]) days from the date of the mortgage registration provided for by this Agreement—once the performance of the obligations and of the particular conditions provided for by the article below has been proved.

        The return of the amount given as guarantee deposit will be gradual depending on the progress—ascertained by an expert whom the Bank can trust—of the investment plan referred to above and on the evidence of the expenses borne, considering also the value of the acquired guarantees.

        The amounts redeemed as agreed upon above must be withdrawn by the "Beneficiary" by [*], at the latest.

        The failure to comply with the above term shall give rise to a [*] for [*] to be borne by the "Beneficiary", calculated as specified in the enclosure "Specifications", notwithstanding the Bank's faculty to avail itself of what provided for in the Specifications in that respect.

Art. 4

(Interest rate)

        This transaction shall be governed:

          a)    until the deadline of November 30, 2002 (for the amounts released from the guarantee deposit as per art. 2 above), at the annual nominal interest rate of 5.45% (five point forty five per cent);

          b)    later, at the annual nominal interest rate determined, for each six-month period before the contractual deadline of the loan, in compliance with the regulations that, executed by the parties and by myself, the Notary Public, is attached hereto under "F", to be an integral and substantial part hereof, without prejudice to the mandatory compliance with the regulations provided for by law no. 108 of March 7, 1996 (regulations about usury) and by the ministerial decrees.

Art. 5

(Terms for reimbursement and payment of interest)

        The "Beneficiary" undertakes to reimburse the loan before May 31, 2012, by paying the capital shares provided for in the sinking plan that, undersigned by the parties and by myself, the Notary Public, is attached hereto under "G" to be an integral and substantial part hereof, as well as to pay, together with the above mentioned capital shares, the six-months deferred interest, calculated on the basis of the business year (360 days), at the rate determined at art. 4 above.

        The "Beneficiary" undertakes also to pay to the Bank, prior to depreciation, at the six-month deadlines provided for in the above mentioned sinking plan, any instalments of mere deferred interest calculated, in connection with the amounts released from the guarantee deposit as per art. 2 above and from the date of the relevant release (as indicated in the paragraph above).

Art. 5/bis

(Interest on arrears)

        Interest on arrears shall accrue for the "Beneficiary" in the event of non-payment within the established terms of the amounts due to the Bank by way of instalment or for any other reason provided for by the agreement and the relevant enclosures, which shall start by full right for the "Beneficiary" from the deadline until the date of payment, to be calculated as specified in the following paragraph and in the attached Specifications.

        The interest on arrears shall be calculated at the annual nominal rate determined each quarter, and shall be equal to the average global rate as quarterly determined for the category of transactions in which this agreements falls. Such rate, published by means of decrees of the Ministry of Economy and Finance issued in enforcement of law no. 108 of March 7, 1996, is increased by 50% and has been rounded off to the lowest 5 cents.

        The above, it being understood that the non-payment to the Bank of the due amounts pursuant to the Agreement and/or the relevant enclosures shall empower the same to avail itself of the forfeiture of time-limit and/or the termination by right of this agreement, with all consequences specified in the special following article of the same agreement.

        The periodic capitalisation shall not be effected on the interest on arrears, calculated as above.

Art. 6

(Guarantees)

        The following guarantees are issued in favour of the Institution, as governed by this agreement, the Specifications and the relevant "Integration Regulations", as collateral of the full and timely performance of all the obligations relating hereto and especially of the reimbursement of the borrowed capital and of the payment of the relevant interest, even on arrears, fees, burdens (even tax burdens), indemnities, expenses and any additional costs pursuant to law and contract.

A) RAISING OF A MORTGAGE

        The "Beneficiary", represented as above, declares:

        1)    that it raises in favour of M.P.S. MERCHANT S.p.A., that accepts, a mortgage on the assets indicated as follows:

    •
    Land for industrial destination with an area of about 88,000 square metres (cadastral data: hectares 08.79.73) located in the Municipality of Pisticci Scalo, within the A.S.I. Tecnoparco Val Basento district, with access from the roads and bordering on the cadastral maps 269 - 286 - 293 - 327 - 325 - 280, all belonging to sheet 1, which altogether delimit northwards the road of "T" project, eastwards the existing road "fifth", southwards the existing road "S", westwards the road di progetto "sixth".

    The above land is indicated in the N.C.T. (Land Cadaster Register) of Pisticci as follows:

    Sheet 1, parcels:

    •
    102, uncultivated, barren of hectares 6.56.79;

    •
    288, uncultivated, barren of are 22.78;

    •
    292, uncultivated, barren of are 51,94;

    •
    294, uncultivated, barren of are 33.86;

    •
    326, uncultivated, barren of are 98.24;

    •
    328, uncultivated, barren of are 16.12;

        2)    that it is the sole and absolute owner of the mortgaged assets, which are guaranteed as being free from any mortgage, prejudicial registrations, non-apparent easements, tax benefits, as well as any other burdens or liens of any kind whatsoever.

        The guarantee on mortgage is raised for the total amount of EUR [*] ([*], including capital, interest, even on arrears, in the amounts specified in articles 4 and 5/bis above, and the additional costs specified in the agreement and in the relevant enclosures, and it shall be registered with the Land Registry of Matera.

        The above registered amount is intended as increased by full right pursuant to art. 39, paragraph 3, of T. U. no. 385, up to the amount of the entire sums actually due, as a consequence of the indexing clauses.

        The mortgage includes all premises, buildings, constructions, central plants, accessions, appurtenances, rights, permits, annexations, even if not specified, pertaining to the company unit to which the above description refers, in particular those placed in the same unit later on.

        For the purposes of the mortgage registration, the Bank elects its domicile in Florence at the premises located in Viale Mazzini no. 46, pursuant to art. 39, paragraph 1, of T. U. no. 385/93.

        Finally, for the purposes of the provisions of T. U. no. 385/93 and in the laws previously in force, if applicable, the parties declare that the premises in guarantee have the value of EUR [*] ([*]).

B) GRANTING OF A PRIVILEGE

        The "Beneficiary", represented as above, in guarantee of the performance of the obligations arising from this agreement, the attached Specifications and the relevant "Integration Regulations" allows the granting of a privilege, in favour of M.P.S. Merchant S.p.A., that accepts, pursuant to art. 46 of Legislative Decree of September 1, 1993 no. 385 (in short, T. U. no. 385/93) on plants, machinery, works and capital goods devoted to the firm's management.

        As, for the time being, the machinery identifications (useful to validly grant a privilege) are not available, the acquisition of such guarantee shall be completed by entering into a special deed in addition to this agreement.

        The "Beneficiary" acknowledges that the granting of a privilege shall be also governed by the clauses as per the special articles of the attached "Integration Regulations to the Specifications", that the same confirms to expressly approve, pursuant to art. 1341 of the Italian civil Code.

        The "Beneficiary" declares moreover that the assets subject to privilege as per this article are considered as devoted, now and in the future, to the management and operation of the activity carried out by the same.

        The privilege shall be granted to the Bank, in guarantee of the amount of EUR [*] ([*]), including capital, interest, even on arrears, in the amounts indicated in articles 4 and 5/bis above, and the additional costs as per the special article of the attached Integration Regulations to the Specifications.

        The "Beneficiary" guarantees that all the assets on which the privilege has been granted to the Institution, shall be its entire and exclusive property, free from any liens, attachments, seizures and other encumbrances of any kind whatsoever.

        The plants and machinery purchased and/or to be purchased with reference to the financed programme shall not be the subject of liens or privileges.

        In case of inaccuracy of the statement about property, availability and freedom of the assets to be given in security to the same Institution or in case of breach of the provisions of the paragraph above, the Bank may avail itself of the termination by right of the Financing Agreement.

        For the purposes of the above mentioned publication, the Institution shall elect its domicile in Matera, Via Lucana no. 30, at the local branch of BANCA MONTE DEI PASCHI DI SIENA S.p.A.

Art. 7

(Contractual termination and redemption in advance of the loan)

        The non-performance of even one of the obligations undertaken by the "Beneficiary" pursuant to articles 2, 3, 5 and 6 of this agreement and/or the occurrence of any of the conditions provided for in the attached Specifications and in the relevant Integration Regulations shall empower the Bank to avail itself of the termination by right of this agreement and/or to declare that the financed party forfeited the time-limit pursuant to art. 1186 of the Italian Civil Code.

        The effect of such termination, or of the forfeiture of time-limit, besides the related provisions of the attached Specifications and Integration Regulations and the law provisions, shall also [*], upon forfeiture or termination, for each solar year, or its fraction, before the contractual deadline of the loan.

        No periodic capitalisation shall be effected on the amount of the Bank's credit as entirely resulting from the application of the above mentioned indemnification and from any other provision on the matter of the attached Specifications and the relevant Integration Regulations, as well as by law.

        The "Beneficiary" shall have the power to redeem the loan in advance, following at least [*] after the completion date hereof.

        The reimbursement in advance shall be governed by the terms and conditions established with regard to the attached Specifications and the relevant Integration Regulations and it shall solely imply the obligation to pay to the Bank an all-inclusive indemnification agreed to the extent of [*].

        For a better understanding of the calculation of the amounts due to the Bank by the "Beneficiary" in the event of a reimbursement in advance of this negotiation, a table—undersigned by the parties and by myself, the Notary Public—showing some application examples of the formula of the above mentioned calculation is attached hereto under "H".

Art. 8

(Domicile of choice)

        The parties elect their domicile, pursuant to art. 47 of the Italian Civil Code and to art. 30 of the Italian Code of Civil Procedure, as follows:

  •
  M.P.S. Merchant S.p.A., at its registered office of Florence, Viale Mazzini, no. 46;

  •
  "BIOSEARCH MANUFACTURING S.r.l.", at its registered office of Pisticci Scalo, Via Pomarico.

Art. 9

(Expenses and tax burdens)

        This agreement, the related formalities and subsequent deeds, if any, benefit from the tax treatment as per Presidential Decree of September 29, 1973 no. 601 and further amendments, as well as from the reduction of the notarial fees as per art. 8 of Law no. 1016 of November 16, 1960, art. 10 of Law no. 649 of July 25, 1961 and art. 39, paragraph 7, of T. U. no. 385/93.

        The burdens mentioned in the attached Specifications and the relevant Integration Regulations, as well as the expenses for the execution of this agreement and subsequent deeds, if any, shall be to the charge of the "Beneficiary", including the expenses for a notarised copy and no. 4 original copies of the same agreement (and of the related subsequent deeds, if any) to be delivered to the Bank by myself, the Notary Public, as well as an original copy of the same agreement and of the related subsequent deeds and formalities to be delivered to the "Beneficiary".

Art. 10

(Treatment of personal data)

        In connection with the regulations about the "protection of persons and other subjects with regard to the treatment of personal data" as per law no. 675 of December 31, 1996 and further amendments and integrations, the party which enters into an agreement with the Bank declares that it has received from the same Bank, as of that day, a report provided for by art. 10 of the above Law no. 675/96 and confirms its consent—pursuant to the same Law—given by subscribing a specific form issued by the Bank, that includes the events which are the subject of the same consents; in particular, said party confirms that it gives such consent for any and all communications (and related treatment) of one's personal data, required for the performance of this transaction.

        The parties exempt me, the Notary Public, from reading the enclosures, with which they declare to be fully acquainted.

        Being so requested, I drew up this deed that I read to the parties, who approve the same, being it compliant with their will, and undersign it before me.

        This instrument is written partly by a trustworthy person partly by myself on an electronic support, and it is made up of eighteen pages.

Signature: Mr. Antonio Barbati, Mr. Costantino Ambrosio, Mr. Nicola Grassano (Notary Public) with seal

Enclosures:

EXHIBIT A

Repertory n. 12892                        Collection n. 4885

On the 11th day of the month of July of the year 2001

(11-07-2001)

        In Siena, at the local branch of Banca Monte dei Paschi di Siena, Piazza Salimbeni number 3.

        Before me Stefano Cambiagli, notary public in Siena, registered with the Council of Notarial United Districts of Siena and Montepulciano, without the assistance of witnesses, having the appearer mutually waived, with my consent; the following personally appeared:

        Mr. Pier Giorgio Primavera, born in Viterbo on May 26, 1939 and domiciled in Siena, in his capacity as General Vice Director of Banca Monte dei Paschi di Siena, with registered office in Siena Piazza Salimbeni number 3 (company's capital Euro 1.350.188.729,76 fully paid in registered with the Register of Enterprises of Siena with number 00884060526) member of the so called "Fondo Interbancario di Tutela dei depositi, heading company of the Bank Group Monte dei Paschi di Siena, group code 1030.6, bank code 1030.6, tax code and Vat number 00884060526) and legal representative of the same Bank.

        Said appearer, whose personal identity, title and full powers I, the Notary Public, am certain, with the powers granted pursuant to article 25 of the By-laws of Monte dei Paschi di Siena S.p.A. grants to:

  •
  Mr. BARBAGALLO DOMENICO, born in TRANI (BA) on 3 June 1956;

  •
  Mr. BARBATI ANTONIO, born in PULSANO (TA) on 17 January 1948;

  •
  Mr. BERLOCO GIOVANNI, born in ALTAMURA (BA), on 11 December 1958;

  •
  Mr. BISCEGLIE GAETANO, born in BARI (BA), on 23 April 1962;

  •
  Mr. BISCEGLIE PIETRO, born in BARI (BA), on 5 May 1952;

  •
  Mr. BONSIGNORI ANNA, born in RADICOFANI (SI), on 16 November 1951;

  •
  Mr. BOTTAZZO PAOLO, born in UGENTO (LE), on 18 August 1953;

  •
  Mr. BRUNO BRUNA, born in TARANTO (TA), on 4 July 1956;

  •
  Mr. CANNARILE MARTINO, born in MARTINA FRANCA (TA), on 5 December 1949;

  •
  Mr. DURANTE MARCELLO, born in LEVERANO (LE), on 29 August 1955;

  •
  Mr. FANTINI SILVANO, born in GROSSETO (GR), in 14 October 1962;

  •
  Mr. FINALI FRANCO, born in CAMAIORE (LU), in 14 September 1944;

  •
  Mr. FULLONE RENATO, born in ORIA (BR), on 8 October 1948;

  •
  Mr. FURIO DONATO, born in VENEZUELA, on 27 July 1953;

  •
  Mr. GIANNELLO ANTONIO, born in BRINDISI (BR), on 13 December 1951;

  •
  Mr. IANNONE GIUSEPPE, born in CORATO (BA), on 24 August 1948;

  •
  Mrs. LA MARCA ANNA MARIA, born in NOLA (NA), on 28 October 1957;

  •
  Mr. LA MARCA MARIO, born in MISTRETTA (ME), on 27 July 1951;

  •
  Mr. LAMANNA LORENZO, born in POLIGNANO A MARE (BA), on 19 February 1954;

  •
  Mr. LO RUSSO GIACOMO, born in CERIGNOLA (FG), on 23 May 1954;

  •
  Mr. MACAVERO GIUSEPPE, born in NOCIGLIA (LE), on 15 April 1952;

  •
  Mr. MADDALENA FERNANDO LUIGI, born in LUCERA (FG), on 25 December 1959;

  •
  Mr. MAFODDA GIOVANNI, born in COLLE VAL D'ELSA (SI), on 20 August 1961;

  •
  Mr. MELE COSIMO, born in TARANTO (TA), in 6 November 1954;

  •
  Mr.ra MONDELLI BRIGIDA, born in BARI (BA), on 2 January 1950;

  •
  Mr. PASQUINUCCI PAOLO ALBERTO, born in VIAREGGIO (LU), on 4 March 1952;

  •
  Mr. PATRUNO VITANTONIO, born in CORATO (BA), on 9 May 1957;

  •
  Mr. PICCALUGA LUCIO CARLO ATTILIO, born in SAN SEVERO (FG), on 4 January 1946;

  •
  Mr. PICCINNO WALTER ESPEDITO, born in NARDÒ (LE), on 19 April 1950;

  •
  Mr. PRISCO PASQUALE, born in LECCE (LE), on 30 September 1945;

  •
  Mr. QUERCIA ANASTASIO, born in CORATO (BA), on 31 March 1952;

  •
  Mr. RASTELLI MAURIZIO, born in SVIZZERA, on 20 March 1967;

  •
  Mr. RUCCI ANTONIO, born in MANFREDONIA (FG), on 24 October 1948;

  •
  Mr. SABBATINI GIOVANNI, born in BARI (BA), on 17 June 1944;

  •
  Mr. SANTOVITO VINCENZO, born in ANDRIA (BA), on 28 January 1950;

  •
  Mr. SAULLE BIAGIO, born in CELLE DI BULGHERIA (SA), on 10 June 1954;

  •
  Mr. SCARFATO SEBASTIANO, born in TARANTO (TA), on 16 February 1950;

  •
  Mr. VINCENTI GIOVANNI, born in MAGLIE (LE), on 7 October 1962;

  •
  Mr. ZECCA SALVATORE LEONARDO, born in NOVOLI (LE), on 9 August 1952.

the powers to execute in name and interest of said Bank, either at the General office, or at any local branch, separately among them:

  •
  deeds and contracts relating to long and medium terms financing transactions, including those provided in Title II, Chapter VI of the Legislative Decree Number 385 of September 1st 1993 and in article 15 and following of the Presidential Decree number 601 of September 29th, 1973 also if entered into by Monte dei Paschi di Siena, in name and on behalf of other Banks;

  •
  deeds, contracts and formalities relating to said transactions, with reference to, by way of example, partitions of loan, extensions of amortization, divisions into instalments of delayed compensation, integrations and amendments of financing agreements of any nature whatsoever, ruled by the applicable provisions of law;

  •
  deeds of consent to restrictions, reductions and releases of registrations (iscrizioni e trascrizioni), liens and any other mortgage formalities, relating to the same financing transactions.

        All the above said is deemed to be as of the date hereof ratified and valid, without any right to raise by anyone objections relating to lack or inaccuracy of powers and without any need of further ratification.

        This instrument has been drafted in a free of charge paper and it is exempt from the register tax, pursuant to the Presidential Decree number 601 of September 29th 1973 (article 15 and following).

        Monte dei Paschi di Siena shall bear all the expenses of and resulting from this deed.

        This instrument has been typed by a trustworthy person controlled by me and completed through handwriting by myself on two sheets and four pages fully written and on a fifth page only partly written, has been read to the party, who approves the same, and executed by me, Notary Public.

Executed: Pier Giorgio Primavera- Stefano Cambiaggi (Notary Public)

Registered in Siena on July 11th 2001 with filing number 2998, volume 219, model 1E.

This is a true copy, executed pursuant to law and delivered to the Banca Monte dei Paschi di Siena S.p.A..

Siena September 5, 2001

EXHIBIT B

Repertory n. 184.417	Collection n. 14601

        On the 12th day of the month of September of the year 2001, in Firenze, Viale Giuseppe Mazzini number 46, at the local branch of MONTE DEI PASCHI DI SIENA MERCHANT—BANCA PER LE PICCOLE E MEDIE IMPRESE S.P.A.

        Before me Cesrae Lazzeroni, notary public in Empoli, registered with the Council of Notarial United Districts of Firenze, Pistoia and Prato, without the assistance of witnesses, having the appearer mutually waived, having fully title to and with my consent; the following personally appeared:

        Mr. Carpinelli Francesco Saverio, born in Prignano Cilento on April 3, 1948 and domiciled for his office, in Firenze, Viale Giuseppe Mazzini number 46, professor;

        Who hereby appears, in his quality as chairman of the Board of Directors, in name and on behalf of the company:

        MONTE DEI PASCHI DI SIENA MERCHANT—BANCA PER LE PICCOLE E MEDIE IMPRESE S.P.A., (hereinafter, "MPS MERCHANT—BANCA PER LE PICCOLE E MEDIE IMPRESE S.P.A."), with registered office in Firenze, Viale Giuseppe Mazzini number 46 company's capital Euro 62,400,000 fully paid in registered with the Register of Enterprises of Firenze with filing number and tax code 00815360482 (previous number 62177);

        With the powers granted, pursuant to article 23 of the by-laws and pursuant to the Board of Directors' resolution, copy of which, authenticated as of the date hereof, having repertory number 184.416, is attached hereto, under letter A, to form a whole part of this instrument, being me exempted by the appearer, with my consent, from reading the same.

        Said appearer, whose personal identity, title and full powers I, the Notary Public, am certain, with the powers granted pursuant to article 25 of the By-laws of Monte dei Paschi di Siena S.p.A. hereby

APPOINTS AND CONSTITUTES

        As attorneys-in-fact of "MONTE DEI PASCHI DI SIENA MERCHANT—BANCA PER LE PICCOLE E MEDIE IMPRESE S.P.A.", with registered office in Firenze, Viale Giuseppe Mazzini number 46, the following banks:

        BANCA MONTE DEI PASCHI DI SIENA S.P.A." with registered office in Siena, Piazza Salimbeni 3, company's capital Euro 1.350.188.729,76, registered with the Register of Enterprises of Siena, with filing number and tax code 00884060526;

  •
  "BANCA TOSCANA S.P.A." with registered office in Firenze, Corso 6, company's capital Euro 381.177.504, registered with the Register of Enterprises of Firenze, with filing number and tax code 00470800483;

  •
  "CARIPRATO—CASSA DI RISPARMIO DI PRATO S.P.A." with registered office in Prato, Via degli Alberti 2, company's capital Lire 200.000.000.000, registered with the Register of Enterprises of Prato, with filing number and tax code 00515340974;

  •
  "CASSA DI RISPARMIO DI VOLTERRA S.P.A." with registered office in Volterra, Piazza dei Priori 16/18, company's capital Lire 70.000.000.000, registered with the Register of Enterprises of Pisa, with filing number and tax code 01225610508;

  •
  "CASSA DI RISPARMIO DI SAN MINIATO S.P.A." with registered office in San Miniato, Via IV Novembre 45, company's capital Euro 78.000.000, registered with the Register of Enterprises of Pisa, with filing number and tax code 01217600509;

  •
  "BANCA AGRICOLA MANTOVANA S.P.A." with registered office in Mantova, Corso Vittorio Emanuele 30, company's capital Euro 449.910.963, registered with the Register of Enterprises of Mantova, with filing number and tax code 00141280206;

  •
  "BANCA C. STEINHAUSLIN E C. S.P.A." with registered office in Firenze, Via dei Sassetti 4, company's capital Euro 8.500.000, registered with the Register of Enterprises of Firenze, with filing number and tax code 00518870480;

  •
  "BANCA MONTE PARMA S.P.A." with registered office in Parma, Piazzale Sanvitale 1, company's capital Euro 72.800.000, registered with the Register of Enterprises of Parma, with filing number and tax code 01770430344;

  •
  "BANCA DEL SALENTO—CREDITO POPOLARE SALENTINO—BANCA 121 S.P.A.", with the advice that the company's name "BANCA 121SALENTO" or "BANCA 121" may also be indicated in the language and with the alphabetical characters of those countries where the trademark will be used, with registered office in Lecce, Strada Provinciale Lecce-Surbo, Zona Industriale, company's capital Lire 81.593.784.000, registered with the Register of Enterprises of Lecce, with filing number and tax code 00143640753;

  •
  "BANCA POPOLARE DI SPOLETO S.P.A." with registered office in Spoleto, Piazza Luigi Pianciani 5, company's capital Euro 38.999.060,70, registered with the Register of Enterprises of Perugia, with filing number and tax code 01959720549;

  •
  "CREDITO EMILIANO S.P.A." with registered office in Reggio nell'Emilia, Via Emilia San Pietro 4, company's capital Euro 272.536.654, registered with the Register of Enterprises of Reggio nell'Emilia, with filing number and tax code 01806740153.

        It grants to the above said banks the powers to:

  •
  enter into financing and loan agreements (also through bill discount), grant credits, also guaranteed through real guarantees and/or bank guarantees and/or any other kind of guarantee or protection of the same agreements;

  •
  enter into integrative deed and/or amendments of agreements already executed, in order to put into legal form amendments or integrations of conditions and/or guarantees or other forms of protection of the same agreements.

all the above, in compliance with the directions and provisions of the covenants, if any, existing between the parties and/or with the directions and provisions given from time to time, for each transaction, by "MONTE DEI PASCHI DI SIENA MERCHANT—BANCA PER LE PICCOLE E MEDIE IMPRESE S.P.A.".

        The representative of "MONTE DEI PASCHI DI SIENA MERCHANT—BANCA PER LE PICCOLE E MEDIE IMPRESE S.P.A." represents that the execution of the above agreements and further amendments, if any, by the attorneys-in-fact shall constitute full evidence, before third parties, of the compliance with the above directions and provisions.

        The attorneys-in-fact, by means of the subjects qualified to represent them according to their by-laws, regulatory and contractual provisions, shall enter into the above agreements and their integrations in the name and on behalf of the company; as a consequence of this, such attorneys-in-fact shall allow the latter undertake all the obligations included in the above mentioned agreements as well as shall allow the latter assume all the obligations of the financed subjects and the guarantors, if any.

        To enter into the above mentioned agreements and integrative deeds, the attorneys in fact are deemed to be vested with all the widest powers, without any exclusion or exception, with the exemption from any personal liability for both the officers of the Land Register and of the Motor Vehicles Registry, and for any other public or private officer, which might be involved in the performance of the transactions relating to the same deeds. The powers conferred by means of this power of attorney shall remain in force until explicit revocation.

        I, the Notary Public, have received this deed and I have read it to the appearer, who acknowledged it as being compliant with its will and undersigned it with me, the Notary Public, pursuant to law.

        This deed has been partly typed by a trustworthy person and partly handwritten by myself; it is made up of two sheets, of five full pages and the sixth until here.

Signature Francesco Saverio Carpinelli

Signature Cesare Lazzeroni, Notary Public

Enclosure "A" in attachment

Registered in Empoli as of September 20, 2001 under number 2669 series I at the cost of ITL 260,000.

Written on free of charge paper for legal uses.

Copy conform to the original, under my hand and seal, in several sheets carrying the prescribed signatures. It is made up of one sheet.

Empoli, February 12, 2002

Enclosure A to Exhibit B

Repertory n. 184.417 Collection n. 14.601

EXCERPT OF THE BOARD OF DIRECTORS' MINUTES

OF SEPTEMBER 12, 2001

        On Wednesday, September 12, 2001, at 3.30 p.m., at the Company's registered office in Firenze, Viale Mazzini, 46 the following members of the Board of Directors were in attendance: Mr. FRANCESCO SAVERIO CARPINELLI, Mr. ANTONIO ANDREANI, Mr. MAURIZIO BIGAZZI. Mr. MASSIMO DELLA GIOVAMPAOLA, Mr. MAURO FABBRINI. Mr. LIVIO GIANNOTTI, Mr. COSTANTINO LAURIA, Mr. EDOARDO MANGANO, Mr. MARCO MASINI, Mr. LUIGI NANNINPIERI.

        The Chairman of the Board of the Statutory Auditors, Mr, CARLO BOSSI, and the Effective Auditors Mr. ROBERTO SCALI and Mr. ROBERTO VIVARELLI are in attendance.

        Mr. CARLO PLATANIA, General Director of the Bank and Mr. ROBERTO FANTECHI, Vice General Director take part to the meeting.

        The Chairman, having acknowledged the legal number of those in attendance and that the Meeting has been duly convened, declares that the Meeting may be started and represents that the Vice Chairman Mr. MARCO COMPORTI and the Directors Mr. LUIGI GIACUMBO and Mr. ANDREA ZANLARI have justified their absence.

  •
  Mr. Massimo Pistella, Substitute of the General Director has been invited to take part to the meeting.

  •
  The Secretary Mr. Massimo Andreni is in attendance

  •
  The Meeting starts to exam the following

ITEMS OF THE AGENDA

OMISSIS

5)
Power of attorney to the banks for the entering into of agreements

OMISSIS

Report

5)
SUBJECT MATTER: Power of attorney to the banks for the entering into of agreements

OMISSIS

        The Board of Directors authorizes the Chairman, or another person acting on his behalf, to grant to the following banks:

        BANCA MONTE DEI PASCHI DI SIENA S.P.A.

        BANCA TOSCANA S.P.A.

        CARIPRATO—CASSA DI RISPARMIO DI PRATO S.P.A.

        CASSA DI RISPARMIO DI VOLTERRA S.P.A.

        CASSA DI RISPARMIO DI SAN MINIATO S.P.A.

        BANCA AGRICOLA MANTOVANA S.P.A.

        BANCA C.STEINHAUSLIN & C S.P.A.

        BANCA MONTE PARMA S.P.A.

        BANCA DEL SALENTO CREDITO POPOLARE SALENTINO BANCA 121 S.P.A.

        BANCA POPOLARE DI SPOLETO S.P.A.

        CREDITO EMILIANO S.P.A.

        the powers to:

  •
  enter into financing and loan agreements (also through bill discount), grant credits, also guaranteed through real guarantees and/or bank guarantees and/or any other kind of guarantee or protection of the same agreements;

  •
  enter into integrative deed and/or amendments of agreements already executed, in order to put into legal form amendments or integrations of conditions and/or guarantees or other forms of protection of the same agreements all the above, pursuant to the instructions and the provisions set forth in the agreements entered into among the parties and/or to the instructions given from time to time, for each transaction by MPS Merchant S.p.A..

OMISSIS

        On the items of the two reports above, the Chairman asks to draft immediately a minute with the relevant subsequent approval by the Board of Directors.

        For what is reported above, a minute is drafted and approved immediately.

THE SECRETARY (signature of Mr. Andreini) Repertory n. 184.416	THE CHAIRMAN (signature of Mr. Carpinelli)

        I, undersigned Mr. Cesare Lazzeroni, notary public in Empoli, registered with the Council of Notarial United Districts of Firenze, Pistoia and Prato, hereby certifies that this copy which consists in a half of paper of two pages is a true copy of what is reported on page 420, on part of the pages 421 (OMISSIS), 422 (OMISSIS) and 430 (OMISSIS) of the books of minutes of the Board of Directors of the company:

        MONTE DEI PASCHI DI SIENA MERCHANT—BANCA PER LE PICCOLE E MEDIE IMPRESE S.P.A., with registered office in Firenze, Viale Giuseppe Mazzini number 46 company's capital Euro 62,400,000 fully paid in registered with the Register of Enterprises of Firenze with filing number and tax code 00815360482 (previous number 62177).

        The book has been duly authenticated initially before me notary on January 10, 2001 with repertory number 176.845 and duly held and I have seen it, since it has been shown to me and I have given it back after collation with this instrument.

        I hereby certify that the "OMISSIS" parts do not refer to and in any case comply with all the above reported.

In Firenze, Viale Mazzini 46, on September 12, 2001.

True copy

Made of half of sheet

Empoli, February 12, 2002

EXHIBIT C

        A copy of the minutes regarding the resolution adopted at the Ordinary Shareholders' Meeting of February 27, 2002, in abstract certified by Mr. Alfonso Colombo, Notary Public of Milan, on March 15, 2002, rep. no. 109443, was attached, authorizing Mr. Ambrosio to execute the Financing Agreement.

EXHIBIT D

Attached under "D "to the Financing Agreement entered into as of........

SPECIFICATIONS
OF THE COVENANTS AND THE GENERAL CONDITIONS WHICH FORM AN INTEGRAL PART OF
THE FINANCING AGREEMENT

Art. 1 USE OF FINANCING

        The amounts granted by way of financing (or loan) shall be withdrawn by the Beneficiary for the purposes provided for in the agreement within the deadline fixed therein; in default of this, MPS MERCHANT SPA, at its sole discretion, shall have the following powers:

  a)
  to consider the financing as reduced to the amount withdrawn by the Beneficiary within the following deadline;

  b)
  to proceed to the termination by right of the financing agreement;

  c)
  to grant, upon the Beneficiary's written request, to be sent to the Bank at least [*] prior to the deadline of the above mentioned contractual term, an extension of the same term or else a partial use of the loan beyond the term previously fixed in the agreement, with the further consolidation of the transaction in the lower amount so withdrawn.

        In the event the agreement provides for the [*] of the financing by the Beneficiary, such [*] (or of the consolidation of the transaction in the lowest amount of the financing fixed by the Bank).

Art. 2. SUSPENSION OR CANCELLATION OF THE USE OF FINANCING

        MPS MERCHANT SPA reserves the power to suspend or cancel the use of financing, or of quotas thereof, still to be withdrawn by the Beneficiary—with prior written notice to the same—in the event that the latter and/or its third-party guarantors, if any, are subject to injunctive reliefs or proceedings for insolvency or there are any vices in the documents or any circumstances (including those affecting the creditworthiness) such that, had they been previously known, would have prevented the Bank from entering into a financing agreement.

        The above suspension or cancellation do not release the Beneficiary from the obligations resulting from or relating to the amounts of the financing that have been withdrawn in the past.

        The occurrence of the above events and circumstances shall empower the Bank to proceed also to the termination by right of the financing agreement.

        In the event that the financing which is the subject of an amount reduction or of a contractual termination has been entered into in the form of loan, it is understood that MPS MERCHANT SPA shall have the power—pursuant to art. 1252 of the Italian Civil Code—to set off the amounts still tied in its favour with each debt of the "Beneficiary", not expired yet.

Art. 3. CONTROLLING POWER OF MPS MERCHANT SPA

        MPS MERCHANT SPA may carry out any inquiries on the [*] of the same Firm and/or of "third-party guarantors", by means of its own trustees and [*], in order to ascertain the company's creditworthiness, the production regularity, the continuity of the guarantee's value and, in general, the compliance with all the obligations as per the financing agreement and these Specifications.

        The "Beneficiary" and the "third-party guarantors" are bound to submit to the Bank, within [*] after the end of each [*], the financial statements with the relevant detailed profit and loss account, declaring that they are true and effective; or else, in the event that the subjects are not bound to file the financial statements with the Court, they shall be bound to submit to the Bank a copy of the tax-return, true and integrally compliant with the original.

        Regardless of the obligation as per the paragraph above, the "Beneficiary" undertakes to notify to MPS MERCHANT SPA any change or event which could change its current juridical and administrative situation and to decide of its net worth, its economic and financial situation and its production capacity.

Art. 4 WAYS AND ALLOCATION OF PAYMENTS

        The amount of the interest instalments and/or the financing capital and any other payment, due at all events to the Bank, shall be net of any possible burden for the same Bank.

        All the amounts due by the "Beneficiary" or due to the same shall be payable in the Florence banking centre; the currency losses, if any, due to the transfer shall be paid by the same "Beneficiary".

        Subject to any different allocation of MPS MERCHANT SPA, any payment relating to this financing, shall be first allocated to any interest on arrears, burdens (including burdens due to exchange rate risks and to charges for currency interest linked to foreign funds, if any, acquired as a covering of financing) and additional costs and later as a covering of the expired instalment or, in case of more expired instalments (even if relating to different financing), to the most distant instalments and deadlines.

        The obligation of the "Beneficiary" to reimburse, at the fixed dates, all the amounts due according to the financing granted and, more generally, the performance of all the obligations undertaken under the financing agreement and these Specifications, shall be neither delayed nor suspended for any reason whatsoever, not even in the event of objection that could be raised by the same "Beneficiary" or that could arise between the parties.

        MPS MERCHANT SPA shall have the right to refuse any payments of capital, interest, instalments and any additional costs offered to third parties in its name, in the event that from such payments a subrogation may arise either in credit or in guarantees, in favour of the subject which intends to effect them, except that the latter expressly declares to subordinate its reasons to the Bank's, with regard to the security on mortgage.

Art. 5 CALCULATION OF CONTRACTUAL INTEREST AND INTEREST ON ARREARS

        Except as otherwise provided for by the parties, both in the agreement and in the deeds subsequent or related hereto, the interest due by the "Beneficiary" shall be calculated according to the business calendar days, divided by 360 days (360/360 calculation).

Art. 6 INTEREST ON ARREARS

        Interest on arrears shall accrue by full right in favour of MPS MERCHANT SPA from any sum due by the "Beneficiary" and not paid, according to the contractual provisions.

        For the amounts due either on a holiday or on a business day when, pursuant to law no. 13 of January 24, 1962, the banks are closed, the interest on arrears shall be due in any case, in the event of delayed payment after the first subsequent business day, from the deadline agreed upon until the date of the actual payment.

Art. 7 REDEMPTION IN ADVANCE

        The full or partial redemption in advance of the financing shall be subject to the following conditions:

  a)
  that the "Beneficiary" has fulfilled any contractual obligations;

  b)
  that the payment is effected in cash, at one of the deadlines fixed for the reimbursement of capital and/or as a payment of interest, upon termination of the agreement;

  c)
  that MPS MERCHANT SPA has been sent a written notice—even by fax—at least [*] prior to the date indicated for the advanced reimbursement for the transactions financed with the

    Bank's funds, whereas, with regard to those financed with funds provided to the same Bank by the Entities or Institutions as per the following point d), the notice required by the same has been sent, with which the Beneficiary shall be acquainted by means of the Bank if it is not specified in the financing agreement;

  d)
  that MPS MERCHANT SPA has been paid the indemnity for the advanced reimbursement, if any, fixed in the financing agreement. In case of financing supplied by national, regional, community or international Entities or Institutions (such as Mediocredito Centrale, EIB, ECSC etc.), the advanced redemption may take place for MPS MERCHANT SPA by way of indemnification, with prior authorisation of the same Entities and further to the payment of the sums requested by said Entities, suppliers of funds.

        The partial redemption of the financing shall not entitle to any reduction or restriction of the guarantees given.

Art. 8 FORFEITURE OF TIME-LIMIT AND TERMINATION OF THE FINANCING AGREEMENT

        MPS MERCHANT SPA shall have the power to avail itself of the forfeiture of time-limit and of the termination by right of the financing agreement, besides the cases provided for by law or by the same agreement, also in the following events:

  a)
  entire or partial use of financing for [*];

  b)
  non-reimbursement of all the expenses and burdens, even tax burdens, relating to the execution, supply, amendments, if any, of any conditions and guarantees and in general to the redemption of the financing agreement;

  c)
  statements—including those relating to state of ownership, freedom and availability of assets—and/or documents prepared by the Bank in connection with the financing agreement, [*];

  d)
  unexpected occurrence of any enforcement procedures for the "Beneficiary" and/or for the assets in guarantee, of any adjudication in bankruptcy, starting of bankruptcy proceedings or of voluntary winding-up of the "Beneficiary" or "third-party guarantors";

  e)
  differences or substantial changes in the [*], as well as in the [*] of the "Beneficiary" and/or of "third-party guarantors", with regard to [*];

  f)
  occurrence of the events provided for in articles 1186 (forfeiture of time-limit), 1850 and 2743 (decrease in guarantees) of the Italian Civil Code;

  g)
  non-compliance with any of the obligations undertaken under the financing agreement, these Specifications and the relevant "Integration Regulations";

  h)
  non-payment, [*], by the "Beneficiary", of any of the reimbursement instalments of the financing and/or the relevant interest and additional costs, without prejudice to the event of termination provided for by art. 40, paragraph 2, of T.U. no. 385/1993;

  i)
  non-completion, by the "Beneficiary", of any documents evidencing payments and/or receipts, requested from the Bank with regard to the supply of financing.

Art. 9 CONSEQUENCES OF THE AGREEMENT TERMINATION AND/OR OF THE FORFEITURE OF TIME-LIMIT

        In the event of termination of the financing agreement (as well as in the event the "Beneficiary" forfeits time-limit, pursuant to art. 1186 of the Italian Civil Code), the Bank shall be entitled to exact the immediate and full advance repayment of its credit, including contractual expenses and interest and the interest on arrears provided for by the agreement, accrued or that will accrue until the day of collection, as well as the payment of the indemnity provided for by the financing agreement. The above, without need for the Bank to warn the "Beneficiary" and the "third-party guarantors", if any, by acting without need of any prior formality both towards same "Beneficiary" and towards guarantors, if any, under the terms and procedures it will deem more appropriate.

        In order to determine exactly the credit of the Bank, reference should be made to the books and records of same Bank.

Art. 10 WARRANTIES GIVEN BY THIRD PARTIES (obligations of third-party guarantors)

        In connection with the warranties given, the "third-party guarantors" declare that they waive the benefit of levying prior execution on the "Beneficiary" and assume the following obligations, and precisely:

  a)
  they waive the objection to the redemption of the guarantee for any fact of the creditor, by way of exception to art. 2869 of the Italian Civil Code;

  b)
  they expressly waive any challenge, objection and reserve up to the full payment of any and all sums requested by MPS MERCHANT SPA, in virtue of the guarantee given by them, also in case of opposition by the "Beneficiary".

        If the financing is secured by a surety ship, it is understood that:

  •
  the surety ship is given by way of exception to articles 1939 and 1955 of the Italian Civil Code; therefore the surety ship shall have full effect also in case of invalidity of the main obligation (art. 1939 of the Italian Civil Code) and impossibility of subrogation of surety in the Bank's rights for any fact of the creditor (art. 1955 of the Italian Civil Code). The surety grants the Bank the right to grant payment extension to the "Beneficiary", by giving prior written notice to guarantors also where the subrogation of surety in the creditors' rights and privileges has become impossible or much more difficult;

  •
  the surety ship shall have effect until complete redemption of any debt of the Beneficiary connected in any case with the financing, without MPS MERCHANT SPA being bound to levy execution on the Beneficiary both by a judicial and extra-judicial proceeding, also after the expiration of its obligations, by way of exception to the provisions of art. 1957 of the Italian Civil Code;

  •
  if the surety ship is given by more sureties, even if by same instrument, each of them—save as otherwise provided for therein—shall answer for the whole amount of the secured debt even if the obligation of any of the guarantors is no longer valid or has changed due to withdrawal or settlement by MPS MERCHANT SPA or for any other reason.

Art. 11 SUBROGATION

        The parties to the agreement with MPS MERCHANT waive the exercise, to the detriment of MPS MERCHANT SPA, of their right of subrogation, in connection with the payments made and/or the expropriations suffered for this and/or prior financing assumed and/or secured also by only one of such parties until any of MPS MERCHANT SPA's credits arising from this and from prior financing are completely paid off.

Art. 12 SPECIFIC RULES FOR FACILITATED TRANSACTIONS

        If the financing benefits from law allowances implying the implementation of the provisions of art. 36 of Law no. 300 dated May 20, 1970, the Beneficiary undertakes to apply to its employees, terms similar to those provided for by the collective labour agreements applicable to that category and zone.

        The Beneficiary undertakes to comply with the building, town-planning and environmental rules in force.

        If the Beneficiary was not requested to pay the substitute tax referred to in articles 15, 17 and ff. of Presidential Decree no. 601 dated September 29, 1973, considering the law allowances provided for by this transaction, it is understood that the failure to grant, suspend or revoke same allowances shall imply the obligation for the Beneficiary to immediately refund said tax, upon the Bank's simple written request.

Art. 13 NON-SEVERABILITY OF CONTRACTUAL OBLIGATIONS

        All the obligations arising from the Agreement are intended to be jointly assumed by the "Beneficiary" and the "third-party guarantors" for themselves, their heirs, successors and assigns.

Art. 14 COMPETENT COURT

        Any dispute arising from or in connection with the application and/or construction of the financing agreement and the Specifications, shall be submitted to the Court of Florence.

Art. 15 CONFIRMATION OF THE TRUTHFULNESS OF THE SUBMITTED DOCUMENTATION

        The "Beneficiary" represents and confirms that the statement of assets and liabilities and the profit and loss account submitted to the Bank, as well as the description of its real estate, machinery and plants under the lists, and all the documentation submitted and the communications sent, are true.

Art. 16 EXPENSES AND TAX CHARGES

        The Beneficiary shall bear the expenses relating to the financing agreement, as well as notarial, surveyor's fees, expenses for change of contractual terms, splitting, cancellation and/or redemption of guarantees, as well as the expenses indicated in the "Schedule" attached hereto, which MPS MERCHANT SPA reserves the right to apply depending on the type of transaction.

        The Bank reserves the right to vary the conditions and the amount of the commission and additional costs under the above mentioned list giving notice thereof according to the terms and conditions under Title VI, Chap. 1, of T.U. 385/1993 and relevant instructions.

        All charges arising from present or future taxes and encumbrances of any kind, as well as any tax bite which might affect the Bank in connection with the Agreement, shall be exclusively borne by the "Beneficiary" which therefore undertakes to provide the Bank, also in advance, with the amounts requested by the Imposing Entity, except for bearing the procedures and objections it deems founded and which the Bank shall be entitled to take no interest in.

        It is understood in this respect that the Beneficiary shall continue to bear the amount of the substitute tax provided for by art. 15 and 17 of Presidential Decree no. 601 dated September 29, 1973, which the Bank shall withheld against any disbursement of the financing, unless the latter benefits from law allowances exempting the Firm or the financing from such tax.

MPS MERCHANT SPA

BENEFICIARY

THIRD-PARTY GUARANTOR/S

        It is declared that, pursuant to art. 1341, paragraph 2, of the Italian Civil Code, the following articles of these Specifications are specifically approved:

        Art. 1 (Use of financing); Art. 4, paragraph 4 (Limits to the possibility to raise objections); Art. 10 (Warranties given by third parties); Art. 11 (Subrogation); Art. 14 (Competent Court); Art. 16 (Expenses and tax charges).

BENEFICIARY

THIRD-PARTY GUARANTOR

ANNEX No. 1 TO THE SPECIFICATIONS OF GENERAL TERMS
SCHEDULE OF ADDITIONAL COMMISSIONS, EXPENSES AND CHARGES

[*]	[*]
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MPS MERCHANT

BENEFICIARY

THIRD-PARTY GUARANTOR/S

EXHIBIT E

Article 1—MORTGAGES AND/OR PRIVILEGES

        The sum indicated in the agreement as security on real estate, permitted as protection of the financing, includes in addition to the loaned principal, contractual interest and interest for delayed payments:

  •
  possible indemnification for withdrawal from the agreement;

  •
  duties related to the exchange risk and earlier termination of the funds received through financing, if the same are received trough financing in foreign currency;

  •
  trial expenses, the amount of the insurance premiums, taxes which should be regarded to the interest and/or the principal;

  •
  any other sums regarded as a credit of the Institute.

        The duly creation of the aforesaid securities shall be proved to the Institute by means of the following documents:

          a)    notarial deed which certifies:

  •
  the registration of the mortgage which was created to guarantee the financing;

  •
  as at the date of such registration, the real estate properties on which the mortgage was created were owned by the guarantor and, prior to the registration of the mortgage, no lien was created on the relevant real estate properties;

  •
  the registration of the privilege on the equipments and credits with the competent Offices under the provisions of the Article 46 of the T.U. no. 385/93 (provided that such registration is provided by the agreement).

          b)    a certificate of the aforesaid registration of the mortgage;

          c)     in the case of creation of a privilege, a certificate granted by the competent Courts which certifies that no privilege exists on the equipments and credits other than those created in favor of the Institute.

Article 2—RULES CONCERNING THE THE CREATION OF PRIVILEGES PURSUANT TO ARTICLE 46 OF T.U. No. 385/93

        The Beneficiary and/or the third parties which have created the privilege undertake to enter into with the Institute, in public form and within 10 days from the request by the Institute, additional privileges required by the Institute.

        To reach this purpose, the Beneficiary and/or the third parties which have created the privilege undertake to promptly notify the Institute—by means of a written notice—the concurrency of the events indicated in the above paragraph, so that the Beneficiary and the Institute may entered into the above mentioned additional privileges.

        In case of breach of said obligations, the Institute shall be entitled to consolidate the financing to the lowest amount at that date withdrawn by the Beneficiary or to consider the Financing Agreement automatically terminated.

ARTICLE 3—OBLIGATIONS AND LIMITATIONS CONCERNING TO THE ASSETS ON WHICH THE SECURITY IS CREATED

        The Beneficiary and/or the third parties which have granted the securities shall be obliged, upon request of the Institute, to release the consents and carry out the formalities required in order to amend the descriptions of the assets granted as securities on real estate so to better identify the same. In case of default by the Beneficiary, the Institute may withdraw from the Financing Agreement.

        The Beneficiary and/or the third parties which have granted the securities shall not be entitled to request the reduction set forth under the paragraphs 2 and 3 of the Article 2873 of the Italian Civil Code.

        The Beneficiary and/or the third parties which have granted the securities, shall keep efficient all the assets granted as securities on real estate, justify, upon request by the Institute, the duly payment of social security contributions, not sell, rent and mortgage said assets without an express authorization by the Institute.

        The Beneficiary and/or the third parties which have granted the securities shall promptly notify the Institute the occurrence of any event which may modify the value of the securities.

        Should a considerable reduction of the value of the securities occurs, the Beneficiary shall grant M.P.S. Merchant further securities, within a 60-day period from the request of the Institute.

        In particular, M.P.S. Merchant shall be entitled to require—pursuant to Article 2743 of the Italian Civil Code—an integration of the mortgage or a new security on real estate or the advance repayment of part of the financing, in the following cases:

          a)    decrease of the value of the real estate properties, for whatsoever reason, which causes a decrease of the value of the mortgaged real estate properties such to reduce the ratio between the financing and the relevant securities;

          b)    failure by the Beneficiary and/or the third parties which have created the mortgage to notice to the Institute the existence of tax liabilities or any credit which ranks senior with respect to the credit of the Institute;

          c)     earlier collection of rental instalment which are not represented by the Beneficiary and/or the third parties which have created the mortgage prior to the execution of the financing agreement;

          d)    expropriation for whatsoever reason of part of the real estate properties, whether the Institute deems that the remaining part of the real estate properties is not able to guarantee the financing agreement.

        The Beneficiary and/or the third parties which have granted the securities on real estate undertake to adopt, pursuant to the applicable law, any action to avoid any pollution of the environment as a consequence of the activities carried out in the real estate properties subject to the financing agreement or granted as securities on real estate of the financing agreement.

        In case of default by the Beneficiary of the aforesaid obligations, the Institute shall be entitled to withdraw from the Financing Agreement.

ARTICLE 4—Insurance Obligations

        The Beneficiary and/or the third parties which have granted securities on real estate shall keep insured with an Insurance Company appreciated by M.P.S. Merchant all guaranteed assets, within the expiration of the obligations provided by the agreement; should the guaranteed assets be insured for a period lower than the duration of the financing, the Beneficiary and the third parties which have created the mortgage undertake to renew such insurance policies from time to time to the relevant expirations and until the expiration of the financing agreement; in case of default the Institute shall be entitled to terminate the Financing Agreement.

        The insurance policies shall cover fire risks and any other event that may cause destruction (including risk of strikes, riots, acts fraudulent and vandalic).

        The insurance policies shall be in favour of M.P.S. Merchant, so that the Insurance Companies shall pay off the indemnification for damages directly to the Institute.

        The Beneficiary and/or the third parties which have granted securities on real estate undertake to show to M.P.S. Merchant, upon its request, the documents concerning the reinsurance made by the Insurance Companies, provided that such reinsurance shall be deem part of the insurance policy.

        Should the Beneficiary and the third parties which have granted securities on real estate not fulfil their insurance obligations, M.P.S. Merchant shall be entitled to pay, in their name and on their behalf, the premium due and not paid by them or to terminate the financing agreement.

        With reference to the building which are under construction, the insurance policy shall cover the amounts of the relevant progress of work.

ARTICLE 5—MORTGAGE LOAN. SHARING OF THE LOAN AND SPLITTING OF THE MORTGAGE—ASSUMPTION OF OBLIGATIONS.

        Should the mortgage created on a building or a real estate property, the Beneficiary may require to share the financing and to split the mortgage pursuant to the applicable zoning and building regulations.

        The Institute shall be entitled to decide, on its discretion, conditions and terms of such splitting, provided that the Beneficiary has duly paid each instalment as set by the Financing Agreement.

        The Beneficiary hereby accepts the portion of the mortgage that the Institute, on its discretion, grants to each units.

        1)    The Beneficiary shall notify to the Institute the transfer to any third party of the rights on the mortgaged real estate properties (with taking over of the loan), within 30 days after the date of the relevant transfer deed.

        2)    In any case the Institute, pursuant to Article 1273 of the Italian Civil Code, shall be entitled to accept the above mentioned taking over of the loan; the taking over of the loan shall not cause the release of the Beneficiary from its obligations, except in case the Institute provides to the Beneficiary a written statement according to Article 1273.

        3)    The sending of the notices of payment to the part which has taken over the debt does not release the original debtor.

ARTICLE 6—NOTICE OF THE TRANSFERS OF THE ASSETS ON WHICH THE SECURITY IS CREATED

        The new owners of the assets on which the security is created shall, within 60 days after the acquisition of such assets:

  •
  notify to the Institute the transfer;

  •
  show the original deeds of transfer and any other documents required by the Institute.

        In case of default by the new owners to comply with the above mentioned provisions, the Institute shall be entitled to terminate the agreement.

M.P.S. MERCHANT SPA	BENEFICIARY
[SIGNATURE]	[SIGNATURE]

        The parties agree to approve, pursuant to the Article 1341 (paragraph 2), the following clauses:

          Article 3 (Obligations and limitations concerning to the assets on which the security is created);

          Article 4 (Insurance Obligations)

EXHIBIT F

PAYMENT OF INTEREST

        1)    The payment of the interest shall be made on May 31 and November 30 of each year.

        2)    After the term provided under the Article 4 of the agreement, the yearly interest rate shall be calculated for each semester as follows:

          EURIBOR on half year, as calculated by the publications on the "Comitato di Gestione dell' EURIBOR" (Euribor Panel Steering Committee);

        3)    The Bank shall make reference to the official data of the "Comitato di Gestione dell'EURIBOR" (Euribor Panel Steering Committee) in order to determinate the data which will be used to calculate the interest rate; such data are usually published on the most important economic newspapers and on internet.

[SIGNATURES]
NOTARIAL SEAL

EXHIBIT G

AMORTIZATION PLAN

BIOSEARCH MANUFACTORING S.R.L. PIAZZA MULINO, 10 75100 MATERA MT			CODE FINANCING AGREEMENT PLAN N. 93809 249	CODE CLIENT 462163 RATE 2,725000 NPS 29/05/2002

01030	15200	16100	BANK MONTE PASCHI SIENA

AGENCY OF MATERA			MATERA

AMOUNT OF THE FINANCING Euro 7,474,000	AGREEMENT DATED	LAW 445	CODE ART. 4 0001	N. SEMESTERS 020 (4+16) MORATORY RATE 8,300

EXPIRATION	N. INSTALLMENT	INTEREST RATE	PRINCIPAL AMOUNT	RESIDUAL AMOUNT TO REIMBURSE

30/11/2002	1		[*]	[*]
31/05/2003	2		[*]	[*]
30/11/2003	3		[*]	[*]
31/05/2004	4		[*]	[*]
30/11/2004	5		[*]	[*]
31/05/2005	6		[*]	[*]
30/11/2005	7		[*]	[*]
31/05/2006	8		[*]	[*]
30/11/2006	9		[*]	[*]
31/05/2007	10		[*]	[*]
30/11/2007	11		[*]	[*]
31/05/2008	12		[*]	[*]
30/11/2008	13		[*]	[*]
31/05/2009	14		[*]	[*]
30/11/2009	15		[*]	[*]
31/05/2010	16		[*]	[*]
30/11/2010	17		[*]	[*]
31/05/2011	18		[*]	[*]
30/11/2011	19		[*]	[*]
31/05/2012	20		[*]	[*]

			7.474.000,00

Expiration dates relating to the interest rate due, to be calculated on the amounts disbursed and starting from the date of each drawing.

The above indicated amounts are reported in Euro currency.

EXHIBIT H

Examples of the application of the formula for the calculation of the consideration to be paid to the bank in case of advance repayment
Principal: Euro 1,000

Commission	Amount of the financing	Duration	Consideration

[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]

QuickLinks

  Exhibit 10.5.1
FINANCING AGREEMENT
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E Article 1—MORTGAGES AND/OR PRIVILEGES
EXHIBIT F PAYMENT OF INTEREST
EXHIBIT G AMORTIZATION PLAN
EXHIBIT H